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                       SPARTON CORPORATION & SUBSIDIARIES

                                   EXHIBIT 22
                                  SUBSIDIARIES

The Registrant, Sparton Corporation, an Ohio Corporation, had the following subsidiaries at June 30, 2002:

                   Name                              Incorporated In
                   ----                              ---------------

   Domestic operations:
   --------------------

   Sparton Electronics Florida, Inc.                 Florida
   Sparton Technology, Inc.                          New Mexico

   Foreign operations:
   -------------------

   Sparton of Canada, Limited                        Ontario, Canada
   Sparton Electronics International Sales, Ltd.     Barbados


NYSE:SPA                                                         [SPARTON Logo]